Exhibit 99.1

GrabAGun Digital Holdings Inc. Announces Chief Financial Officer Transition

Jonathan Terry, Veteran Public Company Finance Executive, Named Chief Financial Officer to Lead Next Phase of Growth;

Co-Founder and CFO Justin Hilty to Retire After 15 Years Leading Finance, Including the Company’s First Year as a Public Company

Coppell, Texas – August 13, 2026 – GrabAGun Digital Holdings Inc. (“GrabAGun” or the “Company”) (NYSE: PEW), an online retailer of firearms, ammunition and related accessories, today announced that Co-Founder and Chief Financial Officer, Justin Hilty, will retire from his role as CFO effective August 14, 2026. Jonathan Terry has been appointed as Chief Financial Officer effective August 14, 2026.

Mr. Hilty, who co-founded GrabAGun in 2011, has served as Chief Financial Officer since the Company’s founding, playing an integral role in building GrabAGun from an early-stage retailer into a public company. He remained in the CFO role following GrabAGun’s public listing to provide continuity through its first year as a public company and will continue to support Mr. Terry and the Company through the end of 2026 to ensure a seamless transition.

“Justin has been integral to GrabAGun since its founding, helping build the Company into what it is today,” said Marc Nemati, Chief Executive Officer of GrabAGun. “Over the past 15 years, he guided GrabAGun from an entrepreneurial startup to a scaled, technology-driven public company. His leadership, financial stewardship and deep understanding of our business have been invaluable, and we’re grateful he’ll remain closely involved through the transition.”

Mr. Nemati continued, “Jonathan brings the financial leadership, operational experience and public company expertise that will be important as GrabAGun enters its next stage of growth. He has a track record of partnering closely with executive teams, boards and investors to scale businesses while strengthening financial discipline, and he approaches finance as a strategic partner to the business rather than purely a reporting function. We’re excited to welcome him and to build on the foundation Justin helped create.”

Mr. Terry brings more than 25 years of financial and operational leadership experience across public companies, high-growth businesses and complex global organizations. Most recently, he served as Vice President of Global Finance at YETI, where he led global financial planning and analysis for the nearly $2 billion public consumer brand, working closely with senior leadership on strategic planning, investor relations and growth initiatives. He previously served as Chief Financial Officer of Outschool, Outdoorsy/Roamly and RetailMeNot, and held a series of senior finance leadership roles at Arrow Electronics, including Regional Chief Financial Officer of its $6 billion Americas Components business. Across his career, he has led finance organizations through periods of growth and transformation, with experience spanning financial planning and analysis, capital allocation, M&A and public company financial management.

“I’m excited to join GrabAGun at such an important point in the Company’s evolution,” said Mr. Terry. “Justin, Marc and the team have built an impressive business and a strong foundation for continued growth. I look forward to working alongside the leadership team to build on that foundation and help execute GrabAGun’s long-term strategy as a public company.”

“Co-founding GrabAGun and helping build the Company over the past 15 years has been the journey of a lifetime,” said Mr. Hilty. “I’m proud of what our team accomplished, from our earliest days through our transition to the public markets. Now that we’ve completed our first year as a public company, this is the right time for me to step back from the CFO role. I have full confidence in Marc, Jonathan and the entire team, and I look forward to working closely with Jonathan through year-end to ensure a seamless transition.”

About GrabAGun Digital Holdings Inc.

GrabAGun Digital Holdings Inc. (NYSE: PEW) is a technology-driven commerce and platform company serving the firearms, ammunition, and outdoor industry through two complementary businesses. GrabAGun.com, the Company’s digitally native e-commerce retailer operated by wholly-owned subsidiary GrabAGun LLC, is one of the nation’s leading online firearms retailers, built on 15 years of proprietary software development spanning dynamic inventory and order management, AI-powered pricing, demand forecasting, and automated regulatory compliance. PEW Logistics LLC, the Company’s wholly-owned platform services subsidiary, extends that proven infrastructure to firearms manufacturers as a turnkey e-commerce solution generating recurring, high-margin platform revenue across fulfillment, compliance, data, and marketing services. Together, these businesses position GrabAGun as the technology backbone of a modernized firearms supply chain, with a capital-efficient model that monetizes the infrastructure the Company has already built.

Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve risks and uncertainties. Any statements other than historical facts contained herein are forward-looking statements. Forward-looking statements reflect our beliefs and expectations based on current estimates and projections. While we believe these expectations, and the estimates and projections on which they are based, are reasonable and were made in good faith, these statements are subject to numerous risks and uncertainties. Forward-looking statements can also be identified by words such as “future,” “anticipates,” “forecasts,” “estimates,” “budgets,” “projects,” “strategy,” “guidance,” “outlook,” “believes,” “expects,” “intends,” “plans,” “predicts,” “potential,” “seek,” “continue,” “target,” “goal,” “will,” “would,” “should,” “could,” “can,” “may,” and similar terms, although not all forward-looking statements contain these identifying words. Forward-looking statements are not guarantees of future performance and the Company’s actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ending December 31, 2025, as filed with the Securities and Exchange Commission (“SEC”) on March 12, 2026, and other documents filed or to be filed by GrabAGun from time to time with the SEC. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA. Recipients are cautioned not to put undue reliance on forward-looking statements. The forward-looking statements included herein are only made as of the date of this report, or if earlier, as of the date they were made, and we undertake no obligation to correct, update, or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required under federal securities laws.

Media and Investor Contact Information:

Media Inquiries:

media@grabagun.com

Investor Inquiries:

investor.relations@grabagun.com